          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999
                                                      REGISTRATION NO. 333-21125
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                           POST EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-4
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                             JACOR COMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)


      DELAWARE                           4832                   31-0978313
(State or other jurisdiction  (Primary Standard            (I.R.S. Employer
 of incorporation or          Industrial Classification     Identification No.)
 organization)                    Code Number)

                                  ---------------
                           50 EAST RIVERCENTER BOULEVARD
                                     12TH FLOOR
                             COVINGTON, KENTUCKY 41011
                                   (606) 655-2267
     (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                  ---------------

                                R. CHRISTOPHER WEBER
                             JACOR COMMUNICATIONS, INC.
                           50 EAST RIVERCENTER BOULEVARD
                                     12TH FLOOR
                             COVINGTON, KENTUCKY 41011
                                   (606) 655-2267
                  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
                 NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ---------------
                            COPIES OF COMMUNICATIONS TO:
                             Richard G. Schmalzl, Esq.
                              Douglas D. Roberts, Esq.
                              Graydon, Head & Ritchey
                              1900 Fifth Third Center
                                 511 Walnut Street
                               Cincinnati, Ohio 45202
                                (513) 651-3836 (Fax)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The merger of Regent Communications, Inc. ("Regent") with and into Jacor Communications, Inc. ("Jacor") was consummated on February 27, 1997. Jacor is hereby amending this Registration Statement to deregister 911,539 shares of common stock ("Common Stock") and 160,618 Common Stock purchase warrants which were registered in connection with the merger of Regent into Jacor, but which were never issued.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.     [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [ ]

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-21125) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             DEREGISTRATION OF SECURITIES

     In accordance with the undertaking of Jacor Communications, Inc. ("Jacor"), set forth in that certain registration statement on Form S-4 (File No. 333-21125), declared effective on February 14, 1997 (the "Registration Statement"), Jacor is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 911,539 shares of its common stock (the "Common Stock") and 160,618 Common Stock purchase warrants ("Merger Warrants") previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement, issuable to the shareholders of Regent Communications, Inc. ("Regent") and the sole shareholder of Southwest Radio Las Vegas, Inc. ("SRLV") in connection with the merger of Regent with and into Jacor (the "Merger").

     Pursuant to the Registration Statement, Jacor registered 4,461,539 shares of Common Stock issuable in the Merger, 4,596,694 Merger Warrants and 500,000 shares of Common Stock issuable to the holders of Merger Warrants which were registered for issuance upon exercise of the Merger Warrants. Upon the consummation of the Merger, Jacor issued a total of 3,147,649 shares of Common Stock to the Shareholders of Regent and 402,351 shares of Common Stock to the sole shareholder of SRLV in connection with Jacor's related acquisition of KWNR-FM. In the aggregate, 4,436,076 Merger Warrants were issued to Regent Shareholders and the sole shareholder of SLRV for approximately 500,000 shares of Common Stock which were registered and reserved for issuance. Therefore, in accordance with the undertaking mentioned above, Jacor hereby deregisters the remaining 911,539 shares of Common Stock and 160,618 Merger Warrants which were previously registered pursuant to the Registration Statement but which were never issued.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-21125 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 26, 1999.

                                   JACOR COMMUNICATIONS, INC.


                                   By:   /s/ R. Christopher Weber
                                        ----------------------------------------
                                        R. Christopher Weber
                                        Senior Vice President and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-21125 has been signed by the following persons in the capacities and on the dates indicated.

April 26, 1999   /s/ Randy Michaels*                   April 26, 1999  /s/ Rod F. Dammeyer*
               -------------------------------------                  ---------------------------------
               Randy Michaels, Chief                                  Rod F. Dammeyer, Director
               Executive Officer and Director


April 26, 1999   /s/ Robert L. Lawrence*               April 26, 1999  /s/ F. Philip Handy*
               -----------------------------------                    -------------------------------------
               Robert L. Lawrence, President,                         F. Philip Handy, Director
               Chief Operating Officer and
               Director

April __, 1999                                         April 26, 1999  /s/ Marc Lasry*
               -----------------------------------                     -------------------------------------
               Samuel Zell, Chairman of the                           Marc Lasry, Director
               Board and Director

April 26, 1999   /s/ Sheli Z. Rosenberg*               April _, 1999
               ------------------------------------                   ------------------------------------
               Sheli Z. Rosenberg, Vice                               Mary Agnes Wilderotter,
               Chairman and Director                                  Director

April 26, 1999   /s/ John W. Alexander*                April 26, 1999   /s/ R. Christopher Weber
               ------------------------------------                   -----------------------------------
               John W. Alexander, Director                            R. Christopher Weber, Senior
                                                                      Vice President and Chief Financial
April __, 1999 ------------------------------------                   Officer (Principal Accounting and
               Peter C. B. Bynoe, Director                            Financial Officer)




*By:    /s/ Jon M.  Berry
      ----------------------------------------
        Jon M.  Berry
        As attorney-in-fact, pursuant
        to a power of attorney
        previously filed
